EXHIBIT 21

JACOBS ENGINEERING GROUP INC.

SUBSIDIARIES OF THE REGISTRANT

The following table sets forth all subsidiaries of the Company other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.

Jacobs Government Services Company, a California corporation	100.00%
Jacobs Field Services North America Inc., a Texas corporation	100.00%
Jacobs Field Services Ltd., a Canadian corporation	100.00%
JE Remediation Technologies Inc., a Louisiana corporation	100.00%
Jacobs Consultancy Inc., a Texas corporation	100.00%
Jacobs Engineering Inc., a Delaware corporation	100.00%
CODE International Assurance Ltd., a Nevada corporation	100.00%
Jacobs Engineering España, S.L., a Spanish corporation	100.00%
Jacobs Engineering Ireland Limited, a Republic of Ireland corporation	100.00%
Jacobs Lend Lease Ireland Limited, a Republic of Ireland corporation	50.00%
Jacobs Engineering de México, S.A. de C.V., a Mexican corporation	100.00%
Jacobs Luxembourg, Sarl, a Luxembourg corporation	100.00%
Jacobs Holding France SAS, a French corporation	100.00%
Jacobs France SAS, a French corporation	100.00%
Jacobs Italia, SpA, an Italian corporation	100.00%
Jacobs Spain S.L., a Spanish corporation	100.00%
Jacobs Engineering Deutschland GmbH, a German corporation	100.00%
Jacobs Services GmbH, a German corporation	100.00%
Jacobs Projects GmbH, a German corporation	100.00%
Jacobs Alliance Services GmbH, a German corporation	100.00%
Jacobs Nederland B.V., a Netherlands corporation	100.00%
Jacobs Österreich GmbH, an Austrian corporation	100.00%
Jacobs Advanced Manufacturing B.V., a Netherlands corporation	100.00%
Jacobs Belgïe N.V., a Belgian corporation	100.00%
Interhuis S.A., a Belgian corporation	100.00%
Jacobs Sverige A.B., a Swedish corporation	100.00%
Jacobs UK Holdings Limited, a corporation of England and Wales	100.00%
Jacobs Engineering U.K. Limited, a corporation of England and Wales	100.00%
Jacobs Consultancy U.K. Limited, a corporation of England and Wales	100.00%
Jacobs Industrial Services U.K. Limited, a corporation of England and Wales	100.00%
Lindsey Engineering Services Limited, a corporation of England and Wales	100.00%
L.E.S. Engineering Limited, a corporation of England and Wales	100.00%
Jacobs Engineering India Private Limited, an India corporation	100.00%
HGC Constructors Private Ltd	100.00%
Gibb Holdings Limited, a corporation of England and Wales	100.00%
Jacobs U.K. Limited, a corporation of Scotland	100.00%
Allott & Lomax (Holdings) Limited, a corporation of England and Wales	100.00%
Babtie International Limited, a corporation of Scotland	100.00%
Jacobs Consultancy Spol s.r.o, a Czech Republic corporation	100.00%
Jacobs China Limited, a Hong Kong corporation	100.00%
Babtie Asia Pte Limited, a Singapore corporation	100.00%
Babtie Asia Technical & Management Consultants Sdn Bhd, a Malaysian corporation	100.00%
BEAR Scotland Limited, a corporation of Scotland	25.00%
Ringway Babtie Limited, a corporation of Scotland	25.00%
Le Crossing Company Limited, a corporation of Scotland	57.00%

Babtie Fichtner Limited, a corporation of Scotland	50.00%
WUXI Babtie Engineering Consultants Company Limited, a Peoples Republic of China corporation	50.00%
Ringway Jacobs Limited, a corporation of England and Wales	50.00%
JacobsGIBB Limited, a corporation of England and Wales	100.00%
Westminster & Earley Services Limited, a corporation of England and Wales	100.00%
Jacobs Suomi Oy, a corporation of Finland	100.00%
Neste Jacobs Oy, a corporation of Finland	40.00%
JEG Acquisition Company Limited, a corporation of England and Wales	100.00%
Jacobs, Zamel and Turbag Consulting Engineers Company, a Saudi Arabian professional services partnership	60.00%
Jacobs International Holdings Inc., a Delaware corporation	100.00%
JacobsGIBB Hellas A.E. a Greek corporation	100.00%
Jacobs Polska S.p z.o.o., a Polish corporation	100.00%
Jacobs Puerto Rico Inc., a Puerto Rican corporation	100.00%
Jacobs Holdings Singapore Pte. Limited., a Singapore corporation	100.00%
Jacobs Constructors Singapore Pte. Limited, a Singapore corporation	100.00%
Jacobs Engineering Singapore Pte. Limited., a Singapore corporation	100.00%
Jacobs Canada Inc., a Canadian corporation (“J-CAN”)	100.00%
Jacobs Industrial Services Limited., a Canadian corporation	100.00%
Jacobs Consultancy Canada Inc., a Canadian corporation	100.00%
Jacobs DCSA Saudi Arabia Limited., a Saudi Arabian corporation	60.00%
Jacobs Advisers Inc., a California corporation	100.00%*
Jacobs Civil Consultants Inc., a New York corporation	100.00%
JE Professional Resources Inc., a California corporation	100.00%
Jacobs Technology Inc., a Tennessee corporation	100.00%
Jacobs Australia Pty Limited, an Australian corporation	100.00%
Jacobs Industrial Services Inc., a Delaware corporation	100.00%
Jacobs Maintenance Inc., a Louisiana corporation	100.00%
CRSS International Inc., a South Carolina corporation	100.00%
Jacobs Engineering New York Inc., a New York corporation	100.00%
Edwards and Kelcey Inc., a New Jersey corporation	100.00%
Edwards and Kelcey Engineers Inc., a New York corporation	100.00%
Jacobs Telecommunications Inc., a New Jersey corporation	100.00%
Edwards and Kelcey Caribe Inc., a Puerto Rico corporation	100.00%
Edwards and Kelcey Design Services Inc., a Illinois corporation	100.00%
Edwards and Kelcey Partners Inc., a New Jersey corporation	99.00%
Carter & Burgess Inc., a Texas corporation	100.00%
Jacobs Project Management Co. a Delaware corporation	100.00%

*	Ownership is divided between Jacobs Engineering Inc. and Jacobs Canada Inc.

All subsidiaries and affiliates are included in the Consolidated Financial Statements.